                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 9, 1996

                          SECTOR COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

                        Commission File Number: 0-22382

                Nevada                                  56-1051491
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

              7601 Lewinsville Road, Suite 200, McLean, VA 22102
                   (Address of principal executive offices)

                                (703) 761-1500
                         Registrant's telephone number

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Item 4.  Change in Registrant's Certifying Accountant
         --------------------------------------------

Pursuant to a letter dated December 9, 1996, Sector Communications, Inc. (the "Registrant") informed Stark Tinter & Associates that it would no longer engage Stark Tinter & Associates as the independent auditors to audit the Registrant's financial statements. The Board of Directors unanimously approved the engagement of Merdinger, Fruchter, Rosen and Corso, P.C. as the Registrant's independent auditors.

No disagreements between the Registrant and Stark Tinter & Associates regarding any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure occurred in connection with the audits of the years ending February 28, 1995 and 1996, or during the period from February 28, 1996 to December 9, 1996.

The reports of Stark Tinter & Associates on the Registrant's financial statements for the years ended February 28, 1996 and 1995 were unqualified.

Merdinger, Fruchter, Rosen and Corso, P.C. has been the independent auditors for Global Communications Group, Inc., a company acquired by the Registrant in June 1996, for the years ended December 31, 1995 and 1994.

Filed herewith as an Exhibit is a letter of Stark Tinter & Associates, dated December 12, 1996 addressed to the Commission stating agreement with the Registrant's response to this item.

Item  7.  Financial statements, Pro Forma Financial Information and
          ---------------------------------------------------------
          Exhibits.
          ---------
The following exhibit is filed with this report:

Number          Description
------          -----------

  1 Letter from Stark Tinter & Associates to the Commission dated December 12, 1996

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sector Communications, Inc.

/s/  Theodore Georgelas
-------------------------------------
Theodore Georgelas
President and Chief Executive Officer










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                                   Exhibit 1

Stark Tinter & Associates LLC Letterhead


December 12, 1996

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have read the 8-K of Sector Communications, Inc. dated December 9, 1996 and are in agreement with all items contained therein as they relate to Stark Tinter & Associates, LLC.

Very Truly Yours,

/s/ Wesley N. Stark
---------------------
Wesley N. Stark CPA
Director